UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2005

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30881	36-4088644
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor, Chicago, Illinois 60601

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  (312) 482-9006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 25, 2005, Click Commerce, Inc. (the “Company”) was unable to file an amendment to its Current Report on Form 8-K filed on February 10, 2005, with respect to the Company’s acquisition of Optum, Inc. (“Optum”); the filing was to include audited financial statements of Optum and pro forma financial statements of the Company. This amendment was then due under applicable regulations issued by the Securities and Exchange Commission.  Optum engaged KPMG LLP (“KPMG”), Optum’s auditors from previous fiscal years, to audit the financial statements of Optum, but KPMG informed the Company that it would not be able to complete its audit in time to meet the filing deadline.  KPMG has not provided the Company with an estimate of when it anticipates being able to complete its audit and issue its report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

By:	/s/ MICHAEL W. NELSON
Michael W. Nelson
Vice President, Chief Financial Officer and Treasurer

Date: April 26, 2005